SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934, as amended

Date of Report (Date of earliest event reported): September 28, 2001

BEAR STEARNS ASSET BACKED SECURITIES, INC.
(Exact name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	333-43091 (Commission File Number)	13-3836437 (IRS Employer Identification No.)

245 Park Avenue, New York, New York 10167
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (212) 272-4095

     Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5.   Other Events.

Filing of Computational Materials.

This Current Report on Form 8-K is being filed for the purposes of filing an opinion of Stroock & Stroock & Lavan LLP, special counsel to the Transferor, in connection with the offering of the Irwin Home Equity Loan Trust 2001-2, Home Equity Loan-Backed Term Notes, Series 2001-2.

Item 7.   Financial statements, Pro Forma Financial Information and Exhibits.

           (c)        Exhibits

                       Exhibit No.

                        8.1     Opinion of Stroock & Stroock & Lavan LLP

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAR STEARNS ASSET BACKED SECURITIES, INC. By: /s/ Jonathan Lieberman Name: Jonathan Lieberman Title: Senior Managing Director

Date: October 3, 2001